UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 1, 2006

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 918-0584

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the current report on Form 8-K filed on September 8, 2006 in connection with comments received from the Securities and Exchange Commission to Sona Mobile Holdings Corp.’s Confidential Treatment Request with respect to Exhibit 10.1 hereto.

Item 1.01.	Entry into a Material Definitive Agreement

On September 1, 2006, Sona Mobile Holdings Corp. (the “Company”) entered into a Private Label Partner Agreement (the “Agreement”) with Symbol Technologies, Inc. (“Symbol”) pursuant to which the Company has the exclusive right to purchase certain private label wireless solution products from Symbol to support the Company’s development of a secure wireless handheld gaming system. The Agreement requires that the Company purchase a specified minimum number of units over the three-year term of the Agreement. In the event such minimum purchase requirement is not met, Symbol shall adjust the unit purchase price to a level commensurate with the Company’s volume and the private label exclusivity under the Agreement will be void.

All payment terms are solely at the discretion of Symbol and all deliveries made pursuant to the Agreement are subject to the approval by Symbol of the Company’s credit. Symbol reserves the right to require from the Company satisfactory security for due performance of its obligations under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
10.1	Private Label Partner Agreement, dated as of September 1, 2006, between the Company and Symbol Technologies, Inc.*

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* Portions omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: November 1, 2006	By:	/s/ Stephen Fellows
Name: Stephen Fellows Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Private Label Partner Agreement, dated as of September 1, 2006, between the Company and Symbol Technologies, Inc.*

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* Portions omitted pursuant to a request for confidential treatment.